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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-66832, 33-52820, 333-12169, 333-62059 and 333-45820)
pertaining to the 1991 Stock Plan, the 1992 Stock Plan, the 1995 Equity Incentive Plan, the 1995 Non-Employee Director Stock Option Plan, and the Employee Stock Purchase Plan, and in the Registration Statements (Form S-3 Nos. 33-60526, 333-52471, 333-62309, 333-77543, 333-81481, 333-84487, 333-85673,
333-30938, 333-72798 and 333-72800) of SciClone Pharmaceuticals, Inc. and in the related Prospectuses, as applicable, of our report dated January 30, 2003, with respect to the consolidated financial statements and schedule of SciClone Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

                                                   /s/ ERNST & YOUNG LLP


Palo Alto, California
March 26, 2003